EXHIBIT 99.1

Epiq Systems, Inc. Announces Second Quarter 2009 Results Led by 93% Operating Revenue Growth in the Bankruptcy Segment

KANSAS CITY, Kan., July 28, 2009 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the second quarter of 2009 with operating revenue (total revenue before operating revenue from reimbursed direct costs) of $57.1 million compared to $56.9 million for the same period last year. June 30, 2009 year-to-date operating revenue was $109.8 million, up 9% compared to $100.8 million for the prior year.

Net income for the second quarter of 2009 was $2.9 million, $0.08 per share, compared to $3.2 million, $0.08 per share, for the year ago quarter. June 30, 2009 year-to-date net income was $6.2 million, $0.16 per share, compared to $5.8 million, $0.15 per share, for the prior year.

Second quarter 2009 net cash provided by operating activities was $18.5 million, up 153% compared to $7.3 million for the year ago quarter. June 30, 2009 year-to-date net cash provided by operations was $21.0 million, up 39% compared to $15.1 million for the prior year. A condensed consolidated cash flow statement is attached.

Epiq Systems' management also evaluates the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, acquisition expense, the effect of tax adjustments which are outside of the company's anticipated effective tax rate, and capitalized loan fee amortization, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for interest/financing, taxes, depreciation, amortization, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, and acquisition expense). Reconciliation statements for non-GAAP financial measures are provided below.

Non-GAAP net income for the second quarter of 2009 was $6.8 million, $0.17 per share, up 15% compared to $5.9 million, $0.15 per share, for the year ago quarter. June 30, 2009 year-to-date non-GAAP net income was $13.1 million, $0.33 per share, up 16% compared to $11.3 million, $0.29 per share, for the prior year.

Second quarter 2009 non-GAAP adjusted EBITDA was $15.5 million, up 9% compared to $14.3 million for the year ago quarter. June 30, 2009 year-to-date non-GAAP adjusted EBITDA was $31.0 million, up 13% compared to $27.5 million for the prior year.

Operating revenue for the Bankruptcy segment for the second quarter of 2009 was $24.1 million, up 93% compared to $12.5 million for the year ago quarter. June 30, 2009 year-to-date operating revenue was $41.4 million, up 60% compared to $25.9 million in the prior year. Non-GAAP adjusted EBITDA was $12.5 million for the second quarter of 2009, up 104% compared to $6.1 million for the year ago quarter. June 30, 2009 year-to-date non-GAAP adjusted EBITDA was $20.9 million, up 24% compared to $16.9 million in the prior year, which included a $3.5 million cash gain on interest rate floor options. Excluding the prior year one-time cash gain on interest rate floor options, year-to-date 2009 non-GAAP adjusted EBITDA increased 56% compared to the prior year. The strong financial results for the segment relate to an increase in Chapter 11 filings and retentions, which have generated a 142% increase in Chapter 11 corporate restructuring operating revenue compared to the prior year.

Operating revenue for the Electronic Discovery segment for the second quarter of 2009 was $14.3 million compared to $14.0 million in the first quarter of 2009 and $16.3 million for the year ago quarter. June 30, 2009 year-to-date operating revenue was $28.4 million compared to $29.5 million in the prior year. Second quarter 2009 non-GAAP adjusted EBITDA was $4.4 million compared to $8.1 million for the year ago quarter. June 30, 2009 year-to-date non-GAAP adjusted EBITDA was $9.3 million compared to $14.5 million in the prior year. The quarter and year-to-date segment results include the effects of organic investment of new service offerings, geographic expansion into new markets and the impacts of the current economic conditions and pricing pressures in the industry.

Operating revenue for the Settlement Administration segment for the second quarter of 2009 was $18.7 million compared to $28.2 million in the year ago quarter. June 30, 2009 year-to-date operating revenue was $40.0 million compared to $45.5 million in the prior year. Non-GAAP adjusted EBITDA was $5.2 million for the second quarter of 2009 compared to $6.1 million for the year ago quarter. June 30, 2009 year-to-date non-GAAP adjusted EBITDA was $12.0 million, compared to $6.8 million in the prior year. The segment continued to benefit in the first half of 2009 from a major contract that was launched in the fourth quarter of 2007.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems, stated, "We are pleased to report strong aggregate results for the quarter, highlighted by unparalleled performance in the bankruptcy segment. The second quarter set an all-time record for bankruptcy revenue led by the significant growth of our Chapter 11 corporate restructuring business. New corporate restructuring engagements for the first half of the year increased materially compared to the prior year and we are actively working on matters with virtually every major bankruptcy law firm. The long-term, multi-year nature of these new complex bankruptcy assignments provides the company with a back log of inventory to draw from in future periods which provides for increased future financial visibility. We also have visibility to a strong pipeline of future corporate restructuring retention opportunities that have not yet filed. The Chapter 7 trustee services component of the bankruptcy segment continues to reflect a consistent increase in aggregate deposit balances, which are up 19% year-to-date versus the prior year."

Recent key events include:

 * Chapter 11 corporate restructuring bankruptcy retentions were up
   88% during the first six months of 2009 compared to the same period last year, including clients such as Chrysler LLC,
   Thornburg Mortgage, Inc., Crabtree & Evelyn, Ltd., Filene's
   Basement, Inc., CCS Medical, Inc. and Energy Partners Limited.

 * New release of the company's leading internet-based case
   management system TCMSWeb(r) 4.1, providing Chapter 7 Bankruptcy
   Trustees with new features to enhance reporting, productivity and efficiency in the daily management of their caseloads.

 * As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,202,503 for the 12 month period ended March 31, 2009, up 33% versus the same period in 2008.
   During this period, Chapter 7 filings were up 46%, Chapter 11 filings were up 69%, and Chapter 13 filings were up 11%.

 * The Federal Reserve reported that corporate debt increased compared to the prior year, reaching $7.2 trillion as of March
   31, 2009, while consumer credit dropped slightly to just under
   $2.6 trillion for the same period.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (800) 967-7141 before 3:30 p.m. central time. An archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will also be available through August 28, 2009 beginning approximately two hours after the call ends. To access the recording, please call (888) 203-1112 and enter passcode 1579484.

Company Description

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement of funds. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in or the effects of pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with foreign currency fluctuations, (9) risks associated with developing and providing software and internet-based technology solutions to our clients, and (10) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update publicly or revise any forward-looking statements contained herein to reflect future events or developments.

(Tables follow)

                              EPIQ SYSTEMS, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share data)
                                (Unaudited)

                              Three months ended    Six months ended
                                   June 30,             June 30,
                             -------------------- -------------------
                                2009       2008      2009     2008
                             ---------  --------- --------- ---------

 REVENUE:
  Case management
   services                  $  35,812  $  35,928 $  70,346 $  64,724
  Case management
   bundled products
   and services                  3,476      4,463     6,803     9,754
  Document management
   services                     17,851     16,546    32,603    26,360
                             ---------  --------- --------- ---------
    Operating revenue
     before reimbursed
     direct costs               57,139     56,937   109,752   100,838
  Operating revenue
   from reimbursed
   direct costs                  9,051      7,905    17,266    13,014
                             ---------  --------- --------- ---------
       Total Revenue            66,190     64,842   127,018   113,852
                             ---------  --------- --------- ---------

 OPERATING EXPENSES:
 Direct cost of
  services (exclusive
  of depreciation
  and amortization
  shown separately
  below)                        19,723     24,438    39,393    43,264
 Direct cost of bundled
  products and services
  (exclusive of
  depreciation and
  amortization shown
  separately below)                855        908     1,710     1,855
 Reimbursed direct
  costs                          9,035      7,880    17,082    13,002
 General and
  administrative                23,844     18,221    42,151    33,300
 Depreciation and
  software and
  leasehold
  amortization                   4,552      3,853     9,066     7,563
 Amortization of
  identifiable
  intangible assets              1,818      2,325     3,754     4,603
 Other operating
  expense (income)                  13        859       484    (1,512)
                             ---------  --------- --------- ---------
       Total Operating
        Expenses                59,840     58,484   113,640   102,075
                             ---------  --------- --------- ---------

 INCOME FROM OPERATIONS          6,350      6,358    13,378    11,777
                             ---------  --------- --------- ---------
 INTEREST EXPENSE
  (INCOME):
   Interest expense                365        441       738       932
   Interest income                 (16)       (36)      (51)     (180)
                             ---------  --------- --------- ---------
       Net Interest
        Expense                    349        405       687       752
                             ---------  --------- --------- ---------

 INCOME BEFORE INCOME
  TAXES                          6,001      5,953    12,691    11,025

 PROVISION FOR INCOME
  TAXES                          3,115      2,799     6,527     5,214
                             ---------  --------- --------- ---------

 NET INCOME                  $   2,886  $   3,154 $   6,164 $   5,811
                             =========  ========= ========= =========

 NET INCOME PER
  SHARE INFORMATION:
   Net income per
    share - Diluted          $    0.08  $    0.08 $    0.16 $    0.15

 WEIGHTED AVERAGE
  COMMON SHARES
   OUTSTANDING - DILUTED        41,854     41,634    41,895    41,510

                              EPIQ SYSTEMS, INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands)

                                                    June 30,  Dec. 31,
                                                     2009       2008
                                                   --------   --------
                                                  (Unaudited)
            ASSETS
 ASSETS:
  Cash and cash equivalents                        $ 28,215   $ 19,006
  Trade accounts receivable, net                     54,445     48,540
  Property and equipment, net                        39,419     39,951
  Goodwill                                          264,405    263,871
  Other intangibles, net                             23,200     26,851
  Other                                              21,916     20,727
                                                   --------   --------

 TOTAL ASSETS                                      $431,600   $418,946
                                                   ========   ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES:
  Accounts payable                                 $ 14,378   $ 12,781
  Indebtedness                                       57,281     61,222
  Other liabilities                                  45,887     44,448
 STOCKHOLDERS' EQUITY                               314,054    300,495
                                                   --------   --------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $431,600   $418,946
                                                   ========   ========

                               EPIQ SYSTEMS, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                               Three months ended   Six months ended
                                   June 30,             June 30,
                               -----------------   ------------------
                                 2009      2008      2009      2008
                               --------  --------  --------  --------
 CASH FLOWS FROM OPERATING
  ACTIVITIES:
   Net income                  $  2,886  $  3,154  $  6,164  $  5,811
   Non-cash adjustments
    to net income:
     Depreciation and
      amortization                6,370     6,178    12,820    12,166
     Other, net                   3,392       252     4,994     1,477
  Changes in operating
   assets and
   liabilities, net               5,842    (2,269)   (2,988)   (4,321)
                               --------  --------  --------  --------
    Net cash provided
     by operating
     activities                  18,490     7,315    20,990    15,133
                               --------  --------  --------  --------

 CASH FLOWS FROM
  INVESTING ACTIVITIES:
   Cash paid for business
    combinations, net                --    (4,712)       --    (4,712)
   Property and equipment,
    software and other           (3,342)   (4,110)  (10,293)  (11,441)
                               --------  --------  --------  --------
    Net cash used in
     investing activities        (3,342)   (8,822)  (10,293)  (16,153)
                               --------  --------  --------  --------

 CASH FLOWS FROM FINANCING
  ACTIVITIES:
   Net payments on
    indebtedness                 (2,409)   (2,016)   (3,319)   (2,622)
   Other                          1,201       968     1,865     1,456
                               --------  --------  --------  --------
    Net cash used in
     financing activities        (1,208)   (1,048)   (1,454)   (1,166)
                               --------  --------  --------  --------

    Effect of exchange
     rate changes on cash           (23)       --       (34)       --
                               --------  --------  --------  --------

 NET INCREASE (DECREASE)
  IN CASH AND CASH
  EQUIVALENTS                  $ 13,917  $ (2,555) $  9,209  $ (2,186)
                               ========  ========  ========  ========

                            EPIQ SYSTEMS, INC.
                      RECONCILIATION OF NET INCOME TO
                         NON-GAAP ADJUSTED EBITDA
                             (In thousands)
                               (Unaudited)

                                 Three months ended   Six months ended
                                     June 30,             June 30,
                                 -----------------   -----------------
                                   2009      2008      2009      2008
                                 -------   -------   -------   -------

 NET INCOME                      $ 2,886   $ 3,154   $ 6,164   $ 5,811
 Plus:
  Depreciation and amortization    6,370     6,178    12,820    12,166
  Share-based compensation         2,784       872     4,256     1,396
  Acquisition expense                 18       859       507       859
  Expenses related to financing,
   net                               349       405       687       752
  Realized gain on interest
   rate floors                        --        --        --     1,273
  Provision for income taxes       3,115     2,799     6,527     5,214
                                 -------   -------   -------   -------
                                  12,636    11,113    24,797    21,660
                                 -------   -------   -------   -------
 NON-GAAP ADJUSTED EBITDA        $15,522   $14,267   $30,961   $27,471
                                 =======   =======   =======   =======

                            EPIQ SYSTEMS, INC.
                            BANKRUPTCY SEGMENT
             RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO
                          NON-GAAP ADJUSTED EBITDA
                             (In thousands)
                               (Unaudited)

                                Three months ended   Six months ended
                                     June 30,            June 30,
                                 -----------------   -----------------
                                  2009      2008       2009     2008
                                 -------   -------   -------   -------

 SEGMENT PERFORMANCE MEASURE     $12,501   $ 6,141   $20,922   $13,439
  Realized gain on interest rate
   floors                             --        --        --     3,465
                                 -------   -------   -------   -------
 NON-GAAP ADJUSTED EBITDA        $12,501   $ 6,141   $20,922   $16,904
                                 =======   =======   =======   =======

                              EPIQ SYSTEMS, INC.
                      RECONCILIATION OF NET INCOME TO
                             NON-GAAP NET INCOME
                               (In thousands)
                                 (Unaudited)

                               Three months ended   Six months ended
                                    June 30,            June 30,
                               ------------------  -------------------
                                 2009      2008      2009      2008
                               --------  --------  --------  --------

 NET INCOME                    $  2,886  $  3,154  $  6,164  $  5,811
 Plus (net of tax):
  Amortization of acquisition
   intangibles                    1,100     1,407     2,271     2,785
  Share-based compensation        2,246       546     3,300       891
  Acquisition expense                10       520       306       520
  Effective tax rate                715       418     1,451       804
  Loan fee amortization              52        80       104       160
  Mark-to-market adjustments       (243)     (244)     (487)     (487)
  Realized gain on interest
   rate floors                       --        --        --       770
                               --------  --------  --------  --------
                                  3,880     2,727     6,945     5,443
                               --------  --------  --------  --------
 NON-GAAP NET INCOME           $  6,766  $  5,881  $ 13,109  $ 11,254
                               ========  ========  ========  ========

                               EPIQ SYSTEMS, INC.
                           RECONCILIATION OF EPS TO
                                 NON-GAAP EPS
                                 (Unaudited)

                                Three months ended   Six months ended
                                     June 30,            June 30,
                               ------------------  -------------------
                                 2009      2008      2009      2008
                               --------  --------  --------  --------

 EPS (on a diluted basis)      $   0.08  $   0.08  $   0.16  $   0.15
 Plus (net of tax):
  Amortization of acquisition
   intangibles                     0.03      0.04      0.05      0.08
  Share-based compensation         0.05      0.02      0.08      0.02
  Acquisition expense                --      0.01      0.01      0.01
  Effective tax rate               0.02      0.01      0.04      0.02
  Loan fee amortization              --        --        --        --
  Mark-to-market adjustments      (0.01)    (0.01)    (0.01)    (0.01)
  Realized gain on interest
   rate floors                       --        --        --      0.02
                               --------  --------  --------  --------
                                   0.09      0.07      0.17      0.14
                               --------  --------  --------  --------
 NON-GAAP EPS (on a diluted
  basis)                       $   0.17  $   0.15  $   0.33  $   0.29
                               ========  ========  ========  ========

                              EPIQ SYSTEMS, INC.
                               EPS CALCULATION
                   (In thousands, except per share data)
                                (Unaudited)

                             Three months ended     Six months ended
                                  June 30,               June 30,
                           --------------------   --------------------
                             2009        2008       2009        2008
                           --------    --------   --------    --------

 NET INCOME                $  2,886    $  3,154   $  6,164    $  5,811
  Interest expense
   adjustment for
   convertible debt             301         301        599         603
  Net income re-allocated
   to nonvested shares          (23)         --        (33)         --
                           --------    --------   --------    --------
 NET INCOME ADJUSTED FOR
  DILUTED CALCULATION      $  3,164    $  3,455   $  6,730    $  6,414
                           ========    ========   ========    ========

 NON-GAAP NET INCOME       $  6,766    $  5,881   $ 13,109    $ 11,254
  Interest expense
   adjustment for
   convertible debt             301         301        599         603
  Net income re-allocated
   to nonvested shares          (23)         --        (33)         --
                           --------    --------   --------    --------
 NON- GAAP NET INCOME
  ADJUSTED FOR DILUTED
  CALCULATION              $  7,044    $  6,182   $ 13,675    $ 11,857
                           ========    ========   ========    ========

 BASIC WEIGHTED AVERAGE
  SHARES                     35,776      35,424     35,731      35,357
   Adjustment to reflect
    share-based awards        1,792       1,924      1,878       1,867
   Adjustment to reflect
    convertible debt
    shares                    4,286       4,286      4,286       4,286
                           --------    --------   --------    --------
 DILUTED WEIGHTED AVERAGE
  SHARES                     41,854      41,634     41,895      41,510
                           ========    ========   ========    ========

 NET INCOME PER SHARE
  - DILUTED                $   0.08    $   0.08   $   0.16    $   0.15
                           ========    ========   ========    ========

 NON-GAAP NET INCOME PER
  SHARE - DILUTED          $   0.17    $   0.15   $   0.33    $   0.29
                           ========    ========   ========    ========

CONTACT:  Epiq Systems, Inc.
          Investor Relations
          Lew P. Schroeber
          913-621-9500
          ir@epiqsystems.com
          www.epiqsystems.com